    As filed with the Securities and Exchange Commission on July 5, 1996.

                                                            Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                          ___________________________

                                   FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                          ___________________________

                         CHART HOUSE ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)


         Delaware                                 33-0147725
(State or other jurisdiction of      (I.R.S. Employer Identification No.)
incorporation of organization)

                            115 South Acacia Avenue
                        Solana Beach, California  92075
                    (Address of principal executive offices)

                         CHART HOUSE ENTERPRISES, INC.
                             1992 STOCK OPTION PLAN

                                      and

                         CHART HOUSE ENTERPRISES, INC.
                   STOCK OPTION AGREEMENT DATED JUNE 1, 1988

                            (Full title of the plan)

                             WILLIAM R. KUNTZ, JR.

            Executive Vice President, General Counsel and Secretary
                         Chart House Enterprises, Inc.
                            115 South Acacia Avenue
                        Solana Beach, California  92075
                                 (619) 755-8281

(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

Title of securities               Amount to           Proposed maximum offering     Proposed maximum  aggregate       Amount of
 to be registered               be registered            price per share (3)               offering price          registration fee
- -----------------------------------------------------------------------------------------------------------------------------------

Common Stock,                   52,000 shares(1)             $  5.875                        $  305,500
Par Value $.01 per share        60,000 shares(1)             $  6.25                         $  375,000
                                78,000 shares(1)             $  7.125                        $  555,750
                                45,000 shares(1)             $  7.25                         $  326,250
                                27,000 shares(1)             $ 12.25                         $  330,750
                                48,000 shares(1)             $ 12.875                        $  618,000
                                20,000 shares(1)(2)          $  2.31                         $   46,200
                                ---------------                                              ----------
Total                          330,000 shares(1)                                            $2,557,450             $881.88
====================================================================================================================================


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares of Common Stock as may become issuable under the 1992 Stock Option Plan and the Stock Option Agreement dated June 1, 1988 (the "1988 Option Agreement") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2) Represents 20,000 shares to be issued pursuant to an option granted outside the 1992 Stock Option Plan to an executive officer of the registrant pursuant to a Stock Option Agreement dated June 1, 1988 of which 10,000 shares have not been exercised as of the date hereof.

(3) As to shares subject to outstanding, but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed on the basis of the average of the high and low selling prices per share of the registrant's Common Stock on the New York Stock Exchange on June 28, 1996 as reported in The Wall Street Journal dated July 1, 1996.
================================================================================

                                EXPLANATORY NOTE
                                ----------------

This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of Common Stock received by such persons pursuant to this Registration Statement.

                                      (i)

                                   PROSPECTUS
                                   ----------
________________________________________________________________________________

                         CHART HOUSE ENTERPRISES, INC.

                                 330,000 SHARES

                                  COMMON STOCK

                                ($.01 par value)
________________________________________________________________________________

          This Prospectus relates to an aggregate of up to 330,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Chart House Enterprises, Inc. (the "Company") which may be offered for sale from time to time by any or all of the selling stockholders (the "Selling Stockholders") named herein or to be named in the future by means of a supplement or supplements to this Prospectus. See "SELLING STOCKHOLDERS". The method of sale of Shares offered hereby is described under the heading "PLAN OF DISTRIBUTION". Of the Shares, 310,000 of the Shares will be purchased by the Selling Stockholders through the exercise of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") granted to the Selling Stockholders pursuant to the Company's 1992 Stock Option Plan (the "Plan"); 10,000 of the Shares will be purchased by William R. Kuntz, Jr. through the exercise of an NQSO pursuant to the Stock Option Agreement dated as of June 1, 1988 (the "1988 Option Agreement") between the Company and William R. Kuntz, Jr.; and 10,000 shares have been purchased by Mr. Kuntz through the exercise of an NQSO pursuant to the 1988 Option Agreement. Each option granted pursuant to the Plan is subject to the terms, conditions and restrictions set forth in the Plan and the respective stock option agreements entered into by each Selling Stockholder with the Company pursuant to the Plan.

          The Selling Stockholders and any brokers executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" as defined by the Securities Act of 1933, as amended (the "1933 Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the 1933 Act. See "PLAN OF DISTRIBUTION". The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents. The Company will not receive any of the proceeds of the sale of Shares by the Selling Stockholders.

          One or more supplements to this Prospectus will be filed pursuant to Rule 424, or otherwise, under the 1933 Act to describe any material arrangements for sale of the Shares when such arrangements are entered into by the Selling Stockholders. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares.

          The Company's Common Stock is listed for trading on the New York Stock Exchange. On June 28, 1996, the closing price of the Company's Common Stock was $7.125 per share on such Exchange.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Reoffer Prospectus is July 5, 1996.

          No person has been authorized to give any information or make any representations, other than as contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, nor shall there be any sales of the Shares by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state, or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                           _________________________

                               TABLE OF CONTENTS
                               -----------------

AVAILABLE INFORMATION................................................ 3

DOCUMENTS INCORPORATED BY REFERENCE.................................. 4

GENERAL INFORMATION.................................................. 4

USE OF PROCEEDS...................................................... 4

SELLING STOCKHOLDERS................................................. 5

PLAN OF DISTRIBUTION................................................. 5

INDEMNIFICATION...................................................... 6

INTERESTS OF NAMED EXPERTS AND COUNSEL............................... 8

                             AVAILABLE INFORMATION
                             ---------------------

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: New York Regional Office, 75 Park Place, Room 1228, New York, New York 10007; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511.

          The Company's Common Stock is listed on the New York Stock Exchange. Copies of such reports, proxy statements and other information concerning the Company may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10015. The principal executive offices of the Company are located at 115 South Acacia Avenue, Solana Beach, California 92075 and its telephone number is (619) 755-8281.

          The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the 1933 Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information regarding the Plan, the 1988 Option Agreement and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.

                      DOCUMENTS INCORPORATED BY REFERENCE
                      -----------------------------------

          The following documents of the Company filed with the Commission are incorporated by reference in this Prospectus.

          A. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995 (the "1995 10-K"), filed pursuant to Section 13(a) or 15(d) of the 1934 Act.

          B. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year ended December 31, 1995.

          C. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Registration No. 1-9684) filed with the Commission on July 20, 1989 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

          The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to the Secretary, Chart House Enterprises, Inc., 115 South Acacia Avenue, Solana Beach, California 92075 at (619) 755-8281.


                              GENERAL INFORMATION
                              -------------------

          The Company was incorporated in Delaware on July 25, 1985. As of May 15, 1996, the Company operated 65 restaurants, including 64 Chart Houses and one Peohe's, and a wholesale bakery through its subsidiaries, Chart House, Inc. and Solana Beach Baking Company, Inc.

          The principal executive offices of the Company are located at 115 South Acacia Avenue, Solana Beach, California 92075 and its telephone number is
(619) 755-8281.


                                USE OF PROCEEDS
                                ---------------

          The Company will not receive any of the proceeds of the sale of Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS
                              --------------------

          The Selling Stockholders will all be "affiliates" of the Company, as such term is defined under the 1933 Act. Once any options have been exercised pursuant to the Plan by any of the Selling Stockholders who contemplate the use of this Prospectus in connection with the sale of any Shares acquired upon such exercise and immediately prior to offering for their account, a table will be attached hereto as Exhibit A by means of a supplement to this Prospectus. Such table shall include the nature of any position, office or other material relationship which the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of Common Stock beneficially owned by each of them prior to the offering described herein, the amount to be offered for each Selling Stockholder's account and the amount and (if one percent or more) the percentage of Common Stock to be owned by such Selling Stockholder after completion of the offering described herein.

                              PLAN OF DISTRIBUTION
                              --------------------

          The Shares may be sold from time to time by the Selling Stockholders (or by their respective pledgees, donees, transferees or other successors in interest) without any volume limitations imposed under Rule 144 of the 1933 Act. Such sales may be made on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Stockholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

          Once the Company has been notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b)(3) and (c) under the 1933 Act, disclosing (a) the name of each such Selling Stockholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and (f) other facts material to the transaction.

          There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

          The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

                                INDEMNIFICATION
                                ---------------

          The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the Delaware General Corporation Law is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by Section 145 of the Delaware General Corporation Law.

          The Bylaws of the Company provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents. Although the Company has no present intention of entering into indemnification agreements, it may do so in the future.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to Delaware General Corporation Law, the Company's Certificate of Incorporation or Bylaws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL
                     --------------------------------------

          Ten thousand Shares are being offered for resale by William R. Kuntz, Jr., Executive Vice President, General Counsel and Secretary to the Company. Such Shares were issued pursuant to the partial exercise of the 1988 Option Agreement. As of the date of this Prospectus, and prior to the offering described herein, Mr. Kuntz is the beneficial owner of 54,835 shares directly, of which 10,000 Shares were acquired upon the partial exercise of the 1988 Option Agreement and 6,000 shares of the Common Stock of the Company are owned by his minor children. In addition, Mr. Kuntz holds options to purchase an aggregate of 140,000 shares, of which 10,000 Shares may be acquired upon the exercise of the 1988 Option Agreement.

                                    PART II
                                    -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents of Chart House Enterprises, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995 (the "1995 10-K"), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the date of the 1995 10-K.

          (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Registration No. 1-9684) filed with the Commission on July 20, 1989 pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Legal matters in connection with the shares of Common Stock of the Company subject to issuance pursuant to the Company's 1992 Stock Option Plan and 1988 Option Agreement have been passed upon by William R. Kuntz, Jr., Executive Vice President, General Counsel and Secretary to the Company. William R. Kuntz, Jr. owns 54,835 shares of the Common Stock of the Company directly, of which 10,000 shares were acquired upon the partial exercise of the 1988 Option Agreement and 6,000 shares of the Common Stock of the Company are owned by Mr. Kuntz's minor children. In addition, Mr. Kuntz holds options to purchase an aggregate of 140,000 shares of the Common Stock of the Company, of which 10,000 shares may be acquired upon the exercise of the 1988 Option Agreement.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

         Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation as authorized in
Section 145 of the Delaware General Corporation Law. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the Delaware General Corporation Law is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by Section 145 of the Delaware General Corporation Law.

          The Bylaws of the Company provide that (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; and (iv) the stockholders and directors of the Company may not retroactively amend the Bylaw provisions relating to the indemnification of officers and directors of the Company in a way which is adverse to its officers or directors or former officers and directors. Moreover, the Bylaws provide that the Company must maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such loss, expense or liability whether or not the Company would have the power to indemnify such person against such loss, expense or liability. The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. In addition, the Bylaws authorize the Company to enter into indemnification agreements with its directors, officers, employees or agents. Although the Company has no present intention of entering into indemnification agreements, it may do so in the future.

Item 7.  Exemption from Registration
         ---------------------------

         Ten thousand shares of Common Stock have been issued pursuant to the exercise of an option granted to William R. Kuntz, Jr. on June 1, 1988 pursuant to the 1988 Option Agreement. The issuance of such shares of Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), pursuant to the provisions of Section 4(2) of the 1933 Act.

Item 8.  Exhibits
         --------

         The following is a list of exhibits filed as part of this Registration Statement. Where so indicated, exhibits which were previously filed are incorporated by reference.

           Exhibit                                 Description
           -------                                 -----------
            4(a)                Restated Certificate of Incorporation of the
                                Company (filed as an exhibit to Pre-Effective
                                Amendment No. 1 to the Company's Registration
                                Statement on Form S-1 dated October 6, 1987
                                (Registration No. 33-16795)).

            4(b) Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed as an exhibit to Pre-Effective Amendment No. 2 to the Company's Registration Statement on Form S-1 dated August 25, 1989 (Registration No.
                                33-30089) (as amended, the "1989 S-1")).

            4(c)                Amended and Restated Bylaws of the Company
                                (filed as an exhibit to the Company's
                                Registration Statement on Form S-1 dated August
                                27, 1987 or amendments thereto dated October 6, 1987 and October 14, 1987 (Registration No.
                                33-16795)).

            4(d) Specimen Stock Certificate (filed as an exhibit to the Company's 1989 S-1).

            4(e)                Section 203 of the Delaware General Corporation
                                Law (filed as an exhibit to the 1989 S-1).

            5                   Opinion of William R. Kuntz, Jr., General
                                Counsel to the Company

            23(a)               Consent of Arthur Andersen LLP

            23(b)               Consent of William R. Kuntz, Jr., General
                                Counsel to the Company (included in Exhibit 5)

            24 Power of Attorney (included on the signature page of this Registration Statement)


Item 9.   Undertakings
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on July 5, 1996.


                                     CHART HOUSE ENTERPRISES, INC., a Delaware corporation

                                     By: /s/ HARRY F. ROBERTS
                                         -------------------------------------
                                         Harry F. Roberts
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints William R. Kuntz, Jr. and Harry F. Roberts, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/HARRY F. ROBERTS             President, Chief Executive       July 3, 1996
- ------------------------------  Officer, (Principal Executive
Harry F. Roberts                Officer); Director


/s/HAROLD E. GAUBERT, JR.       Vice President, Treasurer and    July 2, 1996
- ------------------------------  Chief Financial Officer
Harold E. Gaubert, Jr.          (Principal Financial Officer)


/s/JAMES C. WENDLER             Vice President and Chief         July 2, 1996
- ------------------------------  Accounting Officer (Principal
James C. Wendler                Accounting Officer)


/s/WILLIAM R. KUNTZ, JR.        Executive Vice President,        July 2, 1996
- ------------------------------  General Counsel and Secretary;
William R. Kuntz, Jr.           Director


/s/PATRICK W. ROSE              Chairman of the Board; Director  July 3, 1996
- ------------------------------
Patrick W. Rose


/s/WILLIAM M. DIEFENDERFER III  Director                         July 3, 1996
- ------------------------------
William M. Diefenderfer III


/s/WILLIAM E. MAYER             Director                         July 2, 1996
- ------------------------------
William E. Mayer


/s/ALAN S. MCDOWELL             Director                         July 3, 1996
- ------------------------------
Alan S. McDowell


/s/ARTHUR J. NAGLE              Director                         July 2, 1996
- ------------------------------
Arthur J. Nagle

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number          Description of Exhibits          Sequentially Numbered Pages
- --------------      --------------------------------     ---------------------------
     5              Opinion of William R. Kuntz, Jr.
                    General Counsel to the Company

     23(a)          Consent of Arthur Andersen LLP

     23(b)          Consent of William R. Kuntz, Jr.
                    General Counsel to the Company
                    (included in Exhibit 5)

     24             Power of Attorney (included on the
                    signature page of this Registration
                    Statement)